Exhibit 99.1
ISS PROXY ADVISORY SERVICES RECOMMENDS THAT CKE RESTAURANTS, INC.’S
STOCKHOLDERS VOTE “FOR” MERGER
CARPINTERIA, CALIFORNIA, June 14, 2010 – CKE Restaurants, Inc. (NYSE: CKR) (“CKE”) announced today that ISS Proxy Advisory Services (“ISS”), a division of RiskMetrics Group, has recommended that CKE’s stockholders vote “FOR” adoption of CKE’s merger agreement with Columbia Lake Acquisition Holdings, Inc. and Columbia Lake Acquisition Corp. at CKE’s Special Meeting of Stockholders that will occur on June 30, 2010. Columbia Lake Acquisition Holdings, Inc. and Columbia Lake Acquisition Corp. are affiliates of Apollo Management VII, L.P. ISS is a leading independent U.S. proxy advisory firm and its voting analyses and recommendations are relied upon by hundreds of major institutional investment funds, mutual funds and fiduciaries throughout the country.
In recommending that CKE’s stockholders vote “FOR” adoption of the merger agreement, ISS stated in part that:
“A vote ‘FOR’ the merger is warranted based on a review of the terms of the transaction...including reasonable premium, the extended strategic review process that ultimately resulted in a substantially higher offer price of $12.55, and the fact that the company’s shares are currently trading at $12.43, which is below the offer price level.”*
*Permission to use quotations from the ISS report was neither sought nor obtained.
As announced on April 23, 2010, CKE entered into a merger agreement with Columbia Lake Acquisition Holdings, Inc. and Columbia Lake Acquisition Corp. pursuant to which CKE’s stockholders will be entitled to receive $12.55 in cash for each share they own, subject to closing of the proposed transaction.
CKE’s stockholders are encouraged to read the definitive proxy statement relating to the merger in its entirety as it provides, among other things, a detailed discussion of the process that led to execution of the merger agreement. CKE’s board of directors recommends that CKE’s stockholders vote “FOR” adoption of the merger agreement.
The vote of each CKE stockholder is very important regardless of the number of shares of common stock that a stockholder owns. A failure to vote will have the same legal effect as a vote against adoption of the merger agreement.
Stockholders who have questions about the merger, need assistance in submitting their proxy or voting their shares should contact CKE’s proxy solicitor, Morrow & Co., LLC, toll-free at (800) 607-0088 or at (203) 658-9400.
FORWARD-LOOKING STATEMENTS
This filing contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give CKE’s current expectations or forecasts of future events. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond CKE’s control, and could cause CKE’s results to differ materially from those described. These uncertainties and other factors include, but are not limited to, risks associated with the proposed transaction, including the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the inability to complete the proposed transaction due to the failure to obtain stockholder approval, the failure to satisfy other conditions to completion of the proposed transaction or the failure to obtain the necessary debt financing arrangements set forth in the debt commitment letter received in connection with the proposed transaction. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. CKE undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law or the rules of the New York Stock Exchange. Accordingly, any forward-looking statement should be read in conjunction with the additional information about risks and uncertainties as discussed in CKE’s filings with the Securities and Exchange Commission (the “SEC”).
ADDITIONAL INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT

A definitive proxy statement of CKE and other materials has been filed with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT CKE AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by CKE with the SEC at the SEC’s Web site at www.sec.gov.
The definitive proxy statement and such other documents are also available for free on CKE’s website at www.ckr.com under “Investors/SEC Filings” or by directing such request to Investor Relations, CKE Restaurants, Inc., 805-745-7750.
CKE and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information concerning the interests of CKE’s participants in the solicitation is set forth in CKE’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the definitive proxy statement relating to the proposed transaction.
SOURCE: CKE Restaurants, Inc.
Investor Relations
Lori Barker, 805-745-7750
or
Public Relations
Beth Mansfield, 805-745-7741